SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)	May 3, 2014

                                BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION	(COMMISSION	(I.R.S. EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

3555 Farnam Street
Omaha, Nebraska		68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

                                 (402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On May 3, 2014, Berkshire Hathaway Inc. held an annual meeting of its shareholders. The agenda items for the meeting along with the vote of the Company’s Class A and Class B common shareholders voting together as a single class with respect to each of the agenda items are shown below. There were four items acted on at that meeting as follows: 1) Election of Directors; 2) A non-binding resolution to approve the compensation of Berkshire’s Named Executive Officers; 3) A non-binding resolution to determine the frequency with which shareholders shall be entitled to have an advisory vote on executive compensation; and 4) a shareholder proposal with respect to the establishment of quantitative goals for the reduction of greenhouse gas and other emissions at Berkshire’s energy generating holdings. Berkshire’s shareholders reelected all of Berkshire’s directors in an uncontested election. Following are the votes cast for and against each director.

Proposal 1 – Election of Directors
	For	Against
Warren E. Buffett	666,753	2,978
Charles T. Munger	663,023	6,708
Howard G. Buffett	662,699	7,032
Stephen B. Burke	668,587	1,143
Susan L. Decker	666,402	3,329
William H. Gates III	667,879	1,852
David S. Gottesman	667,944	1,786
Charlotte Guyman	666,555	3,175
Donald R. Keough	666,489	3,242
Thomas S. Murphy	661,250	8,481
Ronald L. Olson	660,619	9,112
Walter Scott, Jr.	662,509	7,222
Meryl B. Witmer	667,938	1,793

The results of the other matters acted upon at the meeting were as follows.

	For	Against	Abstain
Proposal 2 – Advisory vote on executive compensation	666,751	1,776	1,203

	1 year	2 years	3 years	Abstain
Proposal 3 – Advisory vote on the frequency of an advisory vote on executive compensation	113,530	2,412	552,310	1,275

	For	Against	Abstain
Proposal 4 – Shareholder proposal	49,554	561,642	58,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2014	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
By: Marc D. Hamburg Senior Vice President and Chief Financial Officer